Exhibit 10.2

LIONBRIDGE TECHNOLOGIES, INC.

Incentive Stock Option Agreement

Lionbridge Technologies, Inc., a Delaware corporation (the “Company”), hereby grants this                      to «FirstName» «LastName» (the “Employee”), an option to purchase a maximum of «Number1» shares of its Common Stock, $.01 par value, at the price of $             per share, on the following terms and conditions:

1. Grant Under 2005 Stock Incentive Plan. This option is granted pursuant to and is governed by the Company’s 2005 Stock Incentive Plan (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

2. Grant as Incentive Stock Option; Other Options. This option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986 (the “Code”). This option is in addition to any other options heretofore or hereafter granted to the Employee by the Company or any Related Corporation (as defined in the Plan), but a duplicate original of this instrument shall not effect the grant of another option.

3. Extent of Option if Employment Continues. If the Optionee has continued to serve the Company or any Related Corporation in the capacity of an employee, officer, director or consultant (such service is described herein as maintaining or being involved in a “Business Relationship” with the Company) on the following dates, this option will become exercisable (“vest”) as to 25% of the original number of Option Shares on the first anniversary of the Grant Date and as to an additional 12.5% of the original number of Option Shares at the end of each successive six month period following the first anniversary of the Grant Date until the fourth anniversary of the Grant Date.

Notwithstanding the foregoing, in accordance with and subject to the provisions of the Plan, the Committee may, in its discretion, accelerate the date that any installment of this Option becomes exercisable. The foregoing rights are cumulative and (subject to Sections 4 or 5 hereof if the Business Relationship between the Optionee and the Company or any Related Corporation terminates) may be exercised up to and including the date that is ten years from the date this option is granted.

4. Termination of Employment. If the Employee ceases to be employed by the Company or any Related Corporation, other than by reason of death or disability as defined in Section 5, no further installments of this option shall become exercisable and this option shall terminate after the passage of sixty (60) days from the date employment ceases, but in no event later than the scheduled expiration date. In such a case, the Employee’s only rights hereunder shall be those which are properly exercised before the termination of this option.

5. Death; Disability. If the Employee dies while in the employ of the Company or any Related Corporation, this option may be exercised, to the extent of the number of shares with respect to which the Employee could have exercised it on the date of his death, by his estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 10, at any time within 180 days after the date of death, but not later than the scheduled expiration date. If the Employee ceases to be employed by the Company or any Related Corporation by reason of his disability (as defined in the Plan), this option may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of the termination of his employment, at any time within 180 days after such termination, but not later than the scheduled expiration date. At the expiration of such 180-day period or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

6. Partial Exercise. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and cash in lieu of a fractional share must be paid, in accordance with Paragraph 10 of the Plan, to permit the Employee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Employee in accordance with the terms hereof.

7. Payment of Price.

(a) Method. The option price shall be paid in the following manner:

(i) in cash or by check;

(ii) subject to paragraph 7(b) below, by delivery of shares of the Company’s Common Stock having a Fair Market Value (as defined in the Plan) equal as of the date of exercise to the option price;

(iii) by delivery of an assignment satisfactory in form and substance to the Company of a sufficient amount of the proceeds from the sale of the shares underlying this option (the “Option Shares”) and an instruction to the broker or selling agent to pay that amount to the Company; or

(iv) by any combination of the foregoing.

(b) Limitations on Payment by Delivery of Common Stock. If the Employee delivers Common Stock held by the Employee (“Old Stock”) to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Employee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Employee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Employee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Employee free of any substantial risk of forfeiture for at least six months.

8. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. The certificate or certificates for the shares as to which this option shall have been so exercised shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Employee and if the Employee shall so request in the notice exercising this option, shall be registered in the name of the Employee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this option. In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option. All shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and non-assessable.

9. Option Not Transferable. This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Employee’s lifetime, only the Employee can exercise this option.

10. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Employee to exercise it.

11. No Obligation to Continue Employment. Neither the Plan, this Agreement, nor the grant of this option imposes any obligation on the Company or any Related Corporation to continue the Employee in its employment.

12. No Rights as Stockholder until Exercise. The Employee shall have no rights as a stockholder with respect to shares subject to this Agreement until a stock certificate therefor has been issued to the Employee and is fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

13. Capital Changes and Business Successions. It is the purpose of this option to encourage the Employee to work for the best interests of the Company and its stockholders.

Since, for example, that might require the issuance of a stock dividend or a merger with another corporation, the purpose of this option would not be served if such a stock dividend, merger or similar occurrence would cause the Employee’s rights hereunder to be diluted or terminated and thus be contrary to the Employee’s interest. The Plan contains extensive provisions designed to preserve options at full value in a number of contingencies. Therefore, provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference. In particular, without affecting the generality of the foregoing, it is understood that for the purposes of Sections 3 through 5 hereof, both inclusive, employment by the Company includes employment by a Related Corporation.

14. Early Disposition. The Employee agrees to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Common Stock received pursuant to the exercise of this option. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (a) two years after the date the Employee was granted this option or (b) one year after the date the Employee acquired Common Stock by exercising this option. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter. The Employee also agrees to provide the Company with any information which it shall request concerning any such disposition. The Employee acknowledges that he may forfeit the favorable income tax treatment otherwise available with respect to the exercise of this incentive stock option if he makes a Disqualifying Disposition of the stock received on exercise of this option.

15. Withholding Taxes. If the Company or any Related Corporation in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Employee hereby agrees that the Company may withhold from the Employee’s wages or other remuneration the appropriate amount of tax. At the Company’s discretion, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock otherwise deliverable to the Employee on exercise of this option. The Employee further agrees that, if the Company does not withhold an amount from the Employee’s wages or other remuneration sufficient to satisfy the Company’s withholding obligation, the Employee will reimburse the Company on demand, in cash, for the amount underwithheld.

16. Provision of Documentation to Employee. By signing this Agreement, the Employee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

17. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the Commonwealth of Massachusetts.

(b) Notices. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

(c) Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

(d) Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

(f) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

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IN WITNESS WHEREOF the Company and the Employee have caused this instrument to be executed, and the Employee whose signature appears below acknowledges receipt of a copy of the Plan and acceptance of an original copy of this Agreement.

EMPLOYEE:	LIONBRIDGE TECHNOLOGIES, INC.

«FirstName» «LastName»	By:
Title:
Street Address

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